POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, being a person required to file statements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to each closed-end investment company advised by Cushing® MLP Asset Management, LP, as listed on Annex A hereto as may be amended from time to time (the “Cushing Registered Funds”), hereby authorizes, designates and appoints Jerry V. Swank, Daniel L. Spears, John H. Alban and Barry Y. Greenberg to act as such person’s true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange Commission (the “Commission”), as required by the 1934 Act and the 1940 Act, and the rules and regulations thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements (including without limitation, completing, executing and filing with the Commission an application for EDGAR codes (i.e., Central Index Key (“CIK”) and the CIK confirmation code (“CCC”)) on Form ID) hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until the undersigned no longer has an obligation to file statements under the acts cited above, or until specifically revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Cushing® MLP Asset Management, LP or its affiliates.

By:	/s/ Barry Y. Greenberg

Print:	Barry Y. Greenberg

Date:	August 1, 2012

Annex A

Cushing Registered Funds

The Cushing® MLP Infrastructure Fund
The Cushing® MLP Total Return Fund
The Cushing® Renaissance Fund
The Cushing® Royalty & Income Fund